Exhibit 99.1

NEWS RELEASE

UROPLASTY, INC. ANNOUNCES EXTENSION OF FILING
DATE FOR 2004 ANNUAL REPORT

Tuesday, June 29, 2004

     MINNEAPOLIS, MN — Uroplasty, Inc. (OTC: UPST — news) reported that, due to an issue regarding its pension plan covering its Dutch employees, it has filed an extension with the U.S. Securities and Exchange Commission to file its annual report on Form 10-KSB for the fiscal year ended March 31, 2004. The Company plans to file the annual report, otherwise due on June 29, 2004, by July 14, 2004. If the Company files its annual report by this date, it will be considered timely for SEC reporting purposes.

     Daniel Holman, Chief Executive Officer of Uroplasty, stated “During the fiscal year end closing process, we uncovered an issue regarding our pension plan covering our Dutch employees. Historically, we have treated the plan as a defined contribution plan. However, we have now determined that this plan should be accounted for as a defined benefit plan. This changes the accounting for the pension plan and related deferred taxes. At the direction of our Audit Committee, and in consultation with our auditors, we are currently completing an analysis of the accounting impact, which requires an actuarial computation of the liabilities associated with our Dutch pension plan. We expect to restate our balance sheets at March 31, 2002 and 2003 and our income statements for fiscal 2003 and for the first nine months of fiscal 2004. While we do not yet know the exact magnitude of the accounting impact, we expect no significant changes in previously reported net loss for the first nine months of fiscal 2004. We also expect that the restatement will have no impact on our previously reported cash flows for fiscal 2004 and fiscal 2003.”

     Mr. Holman stated that the Company plans to file amended quarterly reports on Form 10-QSB for each of the first nine months of fiscal 2004 in order to restate the quarterly financial information for each of the quarterly periods in the first nine months of fiscal 2004 and 2003.

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     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including our internal projections of anticipated fiscal 2004 operating results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to: the effect of government regulation, including when and if we receive approval for marketing of our products in the United States; the impact of international currency fluctuations on our cash flows and operating results; the impact of technological innovation and competition; acceptance of our products by physicians and patients, our reliance on a single product for most of our current sales; our intellectual property and the ability to prevent competitors from infringing our rights; the ability to receive third party reimbursement for our products; the results of our current human clinical trial; our continued losses and the possible need to raise additional capital in the future; our ability to manage our international operations; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; future changes in applicable accounting rules; and volatility in our stock price.

     Uroplasty, Inc. stock is traded on the OTC Bulletin Board system under the symbol “UPST.OB.”

     FOR FURTHER INFORMATION: visit Uroplasty’s web page at www.uroplasty.com or contact Mr. Holman.

UROPLASTY, INC.
Daniel G. Holman, President / CEO
2718 Summer Street NE, Minneapolis, MN 55413-2820
Tel: 612-378-1180
Fax: 612-378-2027
E-mail: danielh@uroplasty.com